                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:                         [x]

Filed by a Party other than the Registrant:  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[x]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Materials Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                       Dallas Semiconductor Cororation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      DALLAS SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         4)      Proposed maximum aggregate value of transaction:

Set forth amount on which the filing is calculated and state how it was determined.

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                      [DALLAS SEMICONDUCTOR LETTERHEAD]

                                                                   March 3, 1997





To the Stockholders:


I am pleased to invite you to attend the Annual Meeting of the stockholders of Dallas Semiconductor Corporation to be held on Tuesday, April 22, 1997, commencing at 8:30 a.m. at the offices of the Company located at 4401 South Beltwood Parkway, Dallas, Texas 75244. The meeting this year will focus on the election of directors and appointment of independent accountants. We will also discuss certain stockholder proposals, which I believe will be soundly defeated.

I am delighted you have chosen to invest in Dallas Semiconductor and hope that, whether or not you plan to attend the Annual Meeting, you will complete, sign and return the enclosed Proxy as soon as possible in the envelope provided. Your vote is important to us. Returning the signed proxy card will ensure your representation at the Annual Meeting if you do not attend in person.

Sincerely,

/s/ C. V. Prothro

C. V. Prothro
Chairman, President
and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 1997


To the Stockholders of
Dallas Semiconductor Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, April 22, 1997, beginning at 8:30 a.m., Dallas time, at the offices of the Company, 4401 South Beltwood Parkway, Dallas, Texas 75244, for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

         2. To consider and vote upon a proposal to ratify the appointment of independent auditors for the Company for the 1997 fiscal year;

         3. To act upon ten stockholder proposals which are set forth in the attached Proxy Statement; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.


    The Board of Directors of the Company has fixed February 24, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of stockholders entitled to vote will be available for inspection by any stockholder at the offices of the Company, 4401 South Beltwood Parkway, Dallas, Texas, for ten days prior to the meeting.

    You are cordially invited to attend this meeting in person, if possible.
If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                          BY ORDER OF THE BOARD OF DIRECTORS



                          Marla K. McLaughlin, Secretary


Dallas, Texas
March 3, 1997

                        DALLAS SEMICONDUCTOR CORPORATION
                          4401 SOUTH BELTWOOD PARKWAY
                            DALLAS, TEXAS 75244-3292

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 22, 1997


    This Proxy Statement is furnished to stockholders of Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on April 22, 1997, and is being mailed with proxies to such stockholders on or about March 3, 1997. Proxies in the form enclosed, properly executed by stockholders and returned to the Company, which are not revoked, will be voted at the meeting. A proxy may be revoked at any time before it is voted by written notice thereof to the Secretary of the Company or by execution of a subsequent proxy.

    The Company's Annual Report on Form 10-K and Annual Report to Stockholders covering the fiscal year ended December 29, 1996, are being mailed herewith to stockholders.


                           OUTSTANDING CAPITAL STOCK

    The record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was the close of business on February 24, 1997. At the close of business on that date the Company had issued, outstanding and entitled to vote at the meeting 26,877,587 shares of Common Stock, $.02 par value per share (the "Common Stock").


                               QUORUM AND VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock in the stockholder's name on the record date. Stockholders have no cumulative voting rights.

                           CERTAIN BENEFICIAL OWNERS

    As of February 24, 1997, the following persons were known to the Company to be the beneficial owner of more than 5% of the Common Stock, and, except as noted, are believed to have sole voting power and sole investment power with respect to such shares:

                                                  SHARES
         NAME AND ADDRESS OF                   BENEFICIALLY         PERCENT
         BENEFICIAL OWNER (1)                      OWNED            OF CLASS
         --------------------                  ---------------      --------
         FMR Corp.(2)
         82 Devonshire Street
         Boston, Massachusetts  02109            1,904,000            7.1%

         Neuberger & Berman, LLC(3)
         605 Third Avenue
         New York, New York  10158-3698          1,859,400            6.9%

         Wellington Management Company, LLP(4)
         75 State Street
         Boston, Massachusetts 02109             1,827,723            6.8%

         Jurika & Voyles, L.P.(5)
         1999 Harrison Street
         Suite 700
         Oakland, California 94612               1,434,112            5.3%



_______________

(1) See "Election of Directors" for information regarding beneficial ownership of stock by C. V. Prothro, whose address is 4401 South Beltwood Parkway, Dallas, Texas 75244. Excluding options not exercisable within 60 days, Mr. Prothro may be deemed to be the beneficial owner of 2,391,934 shares of Common Stock, or 8.9% of the shares of Common Stock deemed to be outstanding.

(2) FMR Corp. ("FMR"), acting through its subsidiary Fidelity Management & Research Company ("Fidelity"), in its capacity as investment advisor to various investment companies ("Funds"), may be deemed to be the beneficial owner of 1,904,000 shares of Common Stock. The ownership of one investment company, Fidelity Low-Priced Stock Fund, having its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109, amounts to 1,525,000 shares or 5.7% of the Common Stock outstanding. Members of the Edward C. Johnson III family and trusts established for the benefit thereof may be deemed to form a controlling group with respect to FMR. Edward C. Johnson III, Chairman of FMR, and FMR (through its control of Fidelity and the funds) each has sole power to dispose of the 1,904,000 shares owned by the Funds. Neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of such shares under written guidelines established by the Funds' Boards of Trustees.

(3) Neuberger & Berman, LLC ("Neuberger"), in its capacity as an investment advisor, may be deemed to be the beneficial owner of 1,859,400 shares of Common Stock, over which Neuberger exercises shared dispositive power. Neuberger has the sole power to vote or to direct the vote of 1,074,900 shares of Common Stock and, together with Neuberger & Berman Management Inc, shares the power to vote 401,700 shares.

(4) Wellington Management Company, LLP ("Wellington"), in its capacity as investment advisor, may be deemed to be the beneficial owner of 1,827,723 shares of Common Stock. Wellington shares the power to dispose of all such shares and shares the power to vote 546,923 of such shares.

(5) Jurika & Voyles, L.P. ("Jurika & Voyles"), in its capacity as an investment advisor, may be deemed to be the beneficial owner of 1,434,112 shares of Common Stock, over which Jurika & Voyles exercises shared dispositive power. Jurika & Voyles shares the power to vote 1,269,902 of such shares.


                       ACTION TO BE TAKEN AT THE MEETING

    The accompanying proxy, unless the stockholder specifies otherwise therein, will be voted (i) for the election of each of the seven nominees named herein for the office of director; (ii) for the ratification of the appointment of the independent auditors for the Company for the fiscal year ending December 28, 1997; (iii) against each of the ten stockholder proposals discussed below (see "Certain Stockholder Proposals"); and (iv) in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.

    In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Since the seven nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies that are marked "withhold authority" or "abstain" will have no effect on the outcome of the election. Approval of each of the other matters requires the affirmative vote of at least a majority of the votes present at the meeting and entitled to vote on such matter. Shares represented by proxies that are marked "abstain" as to any such matter will be counted as votes cast, which will have the same effect as a negative vote on such matter. Under Delaware law, proxies relating to "street name" shares that are not voted by brokers on one or more, but less than all, matters will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote as to such matter or matters not voted upon.

    As of the date hereof, the Board of Directors knows of no other business that will be presented for action by the stockholders at this meeting. However, if other proper matters are brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holders.

    Should any nominee named herein for the office of director become unwilling or unable to accept nomination or election, the proxy holders will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. Each nominee has expressed to management his intention, if elected, to serve the entire term for which his election is sought.

                             ELECTION OF DIRECTORS

Item No. 1 on Proxy

    Seven directors are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All of the nominees are currently directors of the Company.

    The Board of Directors' nominees for the office of director are as follows:


                               PRINCIPAL OCCUPATION DURING        SERVED AS             SHARES OF COMMON
                                   LAST FIVE YEARS AND           DIRECTOR OF        STOCK BENEFICIALLY OWNED
                                    DIRECTORSHIPS OF                 THE             ON FEBRUARY 24,1997
NAME                AGE             PUBLIC COMPANIES            COMPANY SINCE          AND % OF CLASS (1)
----                ---             ----------------            -------------       ------------------------
C.V. Prothro        54      Chief Executive Officer and              1984                  2,654,434
(E)                         President of the Company since                                    9.2%
                            1989; Chairman of the Board of
                            the Company since 1984; General
                            Partner of Southwest Enterprise
                            Associates, L.P., a venture
                            capital fund, since 1983.

Chao C. Mai         61      Senior Vice President of the             1985                   788,269
                            Company since January 1993; prior                                 2.9%
                            thereto Vice President-Wafer
                            Fabrication and Technology
                            Development of the Company

Michael L. Bolan    50      Vice President-Marketing and             1989                   650,100
                            Product Development of the                                        2.4%
                            Company

Richard L. King     58      General Partner of KBA Partners          1984                   130,100
(A)(C)                      L.P., a venture capital fund                                      0.5%
                            during the period 1987 - 1996;
                            President of King Brothers &
                            Associates (China) Inc., a
                            venture capital fund, since 1994.

M.D. Sampels        64      Shareholder, Jenkens & Gilchrist,        1985                   121,005
(A)(C)(E)                   a Professional Corporation                                        0.5%

                               PRINCIPAL OCCUPATION DURING        SERVED AS             SHARES OF COMMON
                                   LAST FIVE YEARS AND           DIRECTOR OF        STOCK BENEFICIALLY OWNED
                                    DIRECTORSHIPS OF                 THE             ON FEBRUARY 24,1997
NAME                AGE             PUBLIC COMPANIES            COMPANY SINCE          AND % OF CLASS (1)
----                ---             ----------------            -------------       ------------------------
Carmelo J. Santoro  55      Director, Platinum Software              1985                    89,667
(C)                         Corporation and S3 Inc.                                           0.3%

E. R. Zumwalt, Jr.  76      President of Admiral Zumwalt &           1993                   108,425
(A)(C)                      Consultants, Inc., a consulting                                   0.4%
                            firm, since 1980; Director of
                            Fleet Aerospace, Inc., Fleet
                            Aerospace Corporation and NL
                            Industries, Inc.



Beneficial ownership of shares of Common Stock by all other executive officers of the Company named in "Executive Compensation"
herein and by all directors and executive officers as a group, was as follows:


F.A. Scherpenberg                                                                           408,183
                                                                                             1.5%

Douglas L. Powell                                                                           50,000
                                                                                             0.2%

                            Total shares beneficially owned by                             5,197,908
                            directors and executive officers                                19.9%
                            as a group (10 persons)

_______________

(A) Member of the Audit Committee.
(C) Member of the Compensation Committee.
(E) Member of the Executive Committee.

(1) Except as otherwise noted, each person has sole voting and investment power over the Common Stock shown as beneficially owned, subject to community property laws where applicable. All outstanding options held by the following persons are included, regardless of whether such options are currently exercisable: 2,030,034 shares for Mr. Prothro, 350,000 shares for Dr. Mai, 250,000 shares for Mr. Bolan, 120,000 shares for Mr. King, 120,000 shares for Mr. Sampels, 88,000 shares for Mr. Santoro, 107,125 shares for Adm. Zumwalt, 364,000 shares for Mr. Scherpenberg, 50,000 shares for Mr. Powell, and 3,675,659 shares for all directors and executive officers as a group. Mr. Prothro disclaims beneficial ownership with respect to an aggregate of 41,966 shares held for the benefit of his adult children. Includes 167 shares held in trust for members of Mr. Santoro's family.

    The Board of Directors of the Company held eight meetings during 1996. During such fiscal year, all of the directors attended 75% or more of the aggregate meetings of the Board of Directors meetings and the Committees on which they serve. The Audit Committee of the Company recommends independent auditors to the Board and reviews the scope and results of audits conducted and the Company's internal control procedures. The Audit Committee held three meetings during 1996. The Company has no Nominating Committee. See "Executive Compensation - Report of Compensation Committee on Executive Compensation" for a discussion regarding the membership, scope of authority and report of the Company's Compensation Committee.


DIRECTOR COMPENSATION

    During 1996, each of the non-employee directors of the Company received compensation as a director in the amount of $9,750 per quarter, plus $1,500 for each board meeting attended and $1,000 for each committee meeting attended. Committee chairmen received $1,500 per committee meeting chaired. The Company reimburses non-employee directors for expenses incurred in attending meetings and provides for air travel and expenses of its non-employee directors on Company business. Premiums paid by the Company during 1996 for split-dollar life insurance policies on Messrs. King, Sampels and Santoro totaled $277,077. The cash values under such policies accrue for the benefit of the Company to cover the premium costs, pursuant to a collateral assignment of each policy to the Company. In October 1996, options were granted to Messrs. Santoro, King, Zumwalt and Sampels to purchase 10,000 shares each of the Company's Common Stock pursuant to the automatic grant provision of the Company's 1987 Stock Option Plan. The options were granted at an exercise price of $17.875, representing the fair market value of the Company's Common Stock on the date of grant, and have a term of 10 years. The options are exercisable as to 6.25% of the aggregate number of shares covered thereby during each calendar quarter during the term of the options, until the options become fully vested at the end of 16 calendar quarters.


                             EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Board of Directors for fiscal year 1996 were Carmelo J. Santoro (Chairman), Admiral E. R. Zumwalt, Jr., Richard L. King (whose service on the Committee commenced on April 23,
1996), and M. D. Sampels. Messrs. Santoro, Zumwalt and King are also members of the Executive Compensation Subcommittee, which is responsible for the establishment of the performance goals for the Company's Executive Bonus Plan and certification of the attainment or non-attainment of those goals to the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and administers the Company's Executive Bonus Plan, Profit Sharing Plan and Stock Option Plans. The salary review and evaluation is conducted by comparing the performance of various indices of the Company with others in its industry, as well as considering general economic and competitive conditions. Sales growth, profitability and shareholders' equity are among a group of indices reviewed. No particular weight is assigned to one index over another.

    During 1996 the Company's officers received salaries ranging from 6.5% to 18.5% over 1995 levels. This included an increase in the Chief Executive Officer's base salary of 6.5%. In comparison to the salary levels of the chief executive officers of companies within the Standard and Poor's Electronics (Semiconductor) Index, Mr. Prothro was below average. Likewise the salaries of other executives of the Company were lower than those named in the public documents of such companies.

    Under the Executive Bonus Plan, payments are determined based upon the achievement of performance targets, as well as subjective assessments, and are limited in any one case to three times the executive's base compensation. The plan limits a maximum distribution to all executives under these bonus plans to 6% of profits after tax. The Compensation Committee allocated a bonus of $250,000 to Mr. Prothro, and bonuses to other executive officers ranged from $50,000 to $100,000. Total bonuses paid to this group were less than 3% of profits after tax.

    Under the Company's Profit Sharing Plan, quarterly bonuses are awarded to all full-time employees of the Company, including the executive officers.
Under this Plan these profit sharing awards are allocated so that each eligible employee receives an award equal to a fixed number of hours of his or her base salary. During 1996, such quarterly profit sharing awards ranged from 0 to 8 hours of base salary for each eligible employee. The profit sharing awards are included in the Bonus column in the Summary Executive Compensation Table that follows.

    The executive officers are also granted stock options from time to time under the Company's Stock Option Plans. The timing of such grants and the size of the overall option pools and their allocations are determined by the Compensation Committee based upon market conditions, as well as corporate and individual performance. Emphasis is placed on the long-term performance of the Company and is subjective with no particular emphasis being placed on any one factor. See "Option/SAR Grants in Last Fiscal Year" for a discussion of stock options granted during 1996 to the Company's executive officers.

    Beginning in 1994, certain executive officers of the Company became subject to the $1 million limitation on deductibility of compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee anticipates that a substantial portion of each executive's compensation will be "qualified performance-based compensation," which is not limited under Section 162(m).
The Compensation Committee, therefore, does not anticipate any executive officer's compensation to exceed the limitation on deductibility.

                     COMPENSATION COMMITTEE

                     Carmelo J. Santoro (Chairman)
                     Richard L. King
                     M. D. Sampels
                     Adm. E. R. Zumwalt, Jr.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, S&P 500 INDEX & S&P SEMICONDUCTOR INDEX

    The following table compares total stockholder returns for the Company at December 31 of each of the last five years to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Electronics (Semiconductors) Index ("S&P Semi Index") assuming a $100 investment made on December 31, 1991 and reinvestment of all dividends. The Company's fiscal year ends on the Sunday closest to December 31 of each year. This table uses December 31 as the comparison point for each year. The stockholder return shown on the following graph is not necessarily indicative of future stock performance.

                                   [GRAPH]



----------------------------------------------------------------------
                        1991    1992    1993    1994    1995    1996
----------------------------------------------------------------------

Dallas Semiconductor    100     170     1197    211     265     295
----------------------------------------------------------------------
S&P 500                 100     108     118     120     165     203
----------------------------------------------------------------------
S&P Semi Index          100     163     252     294     400     618
----------------------------------------------------------------------




The companies included in the S&P Semi Index are: Advanced Micro Devices, Inc., Intel Corporation, LSI Logic Corporation, Micron Technology, Inc., National Semiconductor Corporation and Texas Instruments Incorporated.

SUMMARY EXECUTIVE COMPENSATION TABLE

    The following summary compensation table sets forth the annual compensation paid or accrued, together with the number of shares covered by options granted, during each of the Company's 1994, 1995 and 1996 fiscal years to C. V.
Prothro, the Company's Chief Executive Officer, and the Company's four most highly compensated executive officers other than Mr. Prothro:


                                                      Annual                   Long Term
                                                   Compensation               Compensation
                                                                           ------------------
                                                                                Awards
                                             ------------------------------------------------
                                                                                 Stock
                                                                               Underlying         All Other

                                              Salary           Bonus            Options         Compensation
         Name and
       Principal Position         Year         ($)(1)         ($)(2)             (#)(3)            ($)(4)(5)
       ------------------         ----        --------       --------           --------           ---------

C.V. Prothro, Chairman            1996         575,000         254,156          200,000               89,386
 of the Board of                  1995         540,000       1,016,875                0               89,268
 Directors, President and         1994         490,000         309,337                0              107,110
 Chief Executive Officer

Chao C. Mai,                      1996         334,400         102,418          100,000               68,977
  Senior Vice President           1995         314,000         334,813                0               68,831
                                  1994         286,000         180,552                0               65,106

Michael L. Bolan,                 1996         223,700          51,618           50,000               38,694
  Vice President-                 1995         210,000         191,562                0               42,157
  Marketing and Product           1994         195,000         123,104                0               47,652
  Development

F. A. Scherpenberg,               1996         207,700          51,502           50,000               39,716
  Vice President-                 1995         195,000         181,094                0               40,048
  Computer Products               1994         180,000         113,634                0               40,096

Douglas L. Powell(6),             1996         195,000          76,476                0                    0
  Vice President-                 1995         161,763         180,469          100,000                    0
  Sales and Strategic Marketing   1994               0               0                0                    0



(1) Includes amounts deferred at the executive officer's election pursuant to the Company's Section 401(k) Plan.
(2) Includes annual bonuses as well as amounts accrued and distributable under the Company's Profit Sharing Plan in which all full-time employees of the Company are eligible to participate.
(3) The Company has not granted any SARs.
(4) Excludes premiums paid by the Company for group term life insurance generally available to all salaried employees of less than $600 for any executive officer for 1996.
(5) Amounts shown for 1996 represent premiums paid by the Company for split-dollar life insurance policies on these executive officers. The cash values under such policies accrue for the benefit of the Company to cover the premium costs, pursuant to a collateral assignment of each policy to the Company.
(6) Mr. Powell joined the Company in January 1995.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(1)


    The following table sets forth, with respect to all options granted to Mr. Prothro and the Company's other four most highly compensated executive officers, during the Company's 1996 fiscal year: (i) the number of shares covered by such options; (ii) the percent that such options represent of total options granted to all Company employees during the 1996 fiscal year; (iii) the exercise price; (iv) the expiration date; and (v) the present value of the options on the grant date.


                                                                                                Grant Date
                                                 Individual Grants                                Value
                          --------------------------------------------------------------   ---------------------
                             Number of
                             Securities       % of Total
                             Underlying        Options
                              Options         Granted to        Exercise
                              Granted        Employees in       Price(4)     Expiration         Grant Date
           Name                (#)(2)       Fiscal Year(3)     ($/Share)        Date       Present Value ($)(5)
           ----           -------------    ----------------   ------------  ------------   ---------------------
C. V. Prothro                  200,000           20.7%          $17.875       Oct. 2006            $1,494,440
Chao C. Mai                    100,000           10.3%          $17.875       Oct. 2006            $  747,220
Michael L. Bolan                50,000            5.2%          $17.875       Oct. 2006            $  373,610
F. A. Scherpenberg              50,000            5.2%          $17.875       Oct. 2006            $  373,610
Douglas L. Powell                    0            0.0%            N/A            N/A                      N/A



                        FOOTNOTES TO OPTION GRANT TABLE

(1) To date, the Company has not granted any SARs.
(2) The options granted in 1996 were granted pursuant to the Company's 1993 Officer & Director Stock Option Plan. The options are exercisable as to 25% of the aggregate number of shares covered thereby at the end of the first year of the term of the option. Thereafter, the option is exercisable for an additional 6.25% of the aggregate number of shares covered by the option beginning withe each calendar quarter during the term of the option, provided that the option becomes immediately exercisable in full upon certain events constituting a change of control of the issuer.
(3) The Company granted options representing 966,900 shares to employees in fiscal 1996.
(4) Fair market value on date of grant.
(5) The Company believes that the value of unvested options is indeterminable by reason of the vagaries of the stock market and other factors and opposes any requirement to place a value on an option grant. However, to comply with Item 402(c) of Regulation S-K, the Company used the Black-Scholes model even though it does not believe that this or any other model is indicative of the present value of an option grant. Values for the named executive officers are based on an option term of 5.92 years; an interest rate of 6%; an annual dividend yield of .6%; and volatility of 34.54%. No adjustment for risk of forfeiture was made.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

    The following table sets forth, for Mr. Prothro and the other four most highly compensated executive officers of the Company: (i) the number of shares of the Company's Common Stock acquired upon exercise of options during fiscal year 1996; (ii) the net aggregate dollar value realized upon exercise; (iii) the total number of unexercised options held at the end of fiscal year 1996; and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of fiscal year 1996. To date, the Company has issued no SARs.


                                                            Number of                    Value of
                                                        Shares Underlying               Unexercised
                                                           Unexercised                 In-the-Money
                           Shares                        Options at 1996              Options at 1996
                        Acquired on      Value           Fiscal Year End              Fiscal Year End
        Name            Exercise (#) Realized ($)              (#)                          ($)
--------------------    ------------ ------------  -----------------------------   -----------------------------
                                                    Exercisable   Unexercisable    Exercisable     Unexercisable
                                                   -------------  --------------   ------------    -------------

C. V. Prothro                      0  $        0     1,642,534       387,500        $19,939,354     $2,281,250
Chao C. Mai                        0  $        0       212,500       137,500        $ 2,034,375     $  718,750
Michael L. Bolan                   0  $        0       181,250        68,750        $ 2,312,500     $  359,375
F. A. Scherpenberg                 0  $        0       366,875       105,125        $ 3,816,063     $  632,188
Douglas L. Powell                  0  $        0        43,750        56,250        $   311,719     $  400,781

                      APPOINTMENT OF INDEPENDENT AUDITORS

Item No.2 on Proxy

    It is proposed that the appointment by the Board of Directors of the firm of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 28, 1997 be ratified. Ernst & Young has served as the Company's independent auditors since 1984. A representative of such firm is expected to be present at the meeting and will be available to answer questions and will be afforded an opportunity to make a statement if desired. The appointment of independent auditors does not require ratification by stockholders and ratification of this appointment will not limit the Board of Director's ability to discharge its independent auditors and engage another firm to act in such capacity.


Items Nos. 4 - 13 on Proxy

                 CERTAIN STOCKHOLDER PROPOSALS

    Ten proposals, which include one proposal signed by Bob Bagley of Bullish Bob Bagley Securities, Inc., one proposal signed by Bob Bagley's son, one proposal signed by Bob Bagley's mother and seven proposals signed by other customers of Bullish Bob Bagley Securities, Inc., were received by the Company for inclusion in the Proxy Statement. These proposals will be referred to as the "Bagley Proposals" and are identified below as Items 4 through 13.

    Most of the Bagley Proposals make no sense, some would be impossible to implement and others constitute an unwarranted intrusion into the responsibilities of the Board of Directors. Some of the Bagley Proposals, even if they were approved and could be implemented, would require the Company to incur massive and crippling debt and would eviscerate the intent and purpose of the Company's compensation plans, severely hampering the Company's ability to retain or attract qualified individuals to manage and conduct its business, and others would require the Board to make other decisions that are clearly not in the best interest of the stockholders. Your Board of Directors is elected annually by stockholders to manage the business and affairs of the Company through the exercise of its business judgment. To supplant that responsibility by adopting the Bagley Proposals would run counter to effective oversight and business judgment so important for the long-term vitality of the Company.

    Each of the Bagley Proposals, reproduced below, has been carefully evaluated by the Board of Directors. A full discussion of each Bagley Proposal and the Board's reasons to vote AGAINST each of them can be found on pages 14 through 17, which the Board asks you to PLEASE READ CAREFULLY. In the opinion of the Board, the Bagley Proposals either make no sense, would produce negative results, or their adoption would be contrary to the best interests of the stockholders. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES EACH OF THE PROPOSALS AND ASKS THE STOCKHOLDERS TO VOTE AGAINST EACH OF THEM. YOUR PROXIES WILL BE VOTED AGAINST ALL OF THE PROPOSALS UNLESS YOU SPECIFY OTHERWISE.

    The Bagley Proposals are prefaced by the following statement: "The shareholders of Dallas Semiconductor Corporation request the Board of Directors take the necessary steps to amend the Company governing instruments to adopt the following" and read as follows:

Item No. 4 on Proxy:

    That the Board of Directors institute within three (3) months hereof, a share Repurchase Plan to repurchase at least six (6) million of the shares of the Company's common stock on the public market within the next twelve
    (12) months.

Item No. 5 on Proxy:

    That the Board of Directors of the company immediately take all steps necessary to modify all existing company Stock Option plans empowering the grant of any options to purchase shares of any class of stock to any individual or entity to provide that any stock option grant exercised on the date hereof shall only be exercisable thereafter by the grantee thereof under any condition only after the expiration of a calendar period of three
    (3) years from the date of the exercise of the option and that any future stock option plan require a holding period of at least three (3) years by any grantee following exercise of any such future option grant.

Item No. 6 on Proxy:

    That the Board of Directors of the Company immediately take all steps necessary to modify all currently existing Company Stock Option plans and to adopt a policy statement as to future such plans to provide that all issued option grants unexercised as of the date hereof become unexercisable if not exercised by the grantee thereof at least ninety (90) days prior to the first public announcement of any offer to purchase the Company entirely or at least a majority of the issued and outstanding shares thereof provided only that any such future acquisition or share purchase so completed or agreed to upon the originally announced or better terms within a period of fifteen months from the date of the original announcement.

Item No. 7 on Proxy:

    That in no calendar year shall the Chairman, President or Chief Executive Officer or any other Officer, Director or Employee of the Company receive a salary, bonus, or any other form of compensation, any amount of similar compensation paid in the preceding calendar year by the most highly compensated Officer, Director, or Employee of EXXON Corporation.

Item No. 8 on Proxy:

    That beginning on the earliest possible fixed year of the company, all non-employee members of the Board of Directors total compensation will be solely in shares of Dallas Semiconductor Corporation common stock each year, and all such shares of stock shall have a holding period of 9 years or a 100% stock market price appreciation from the date of issuance before a permitted sale. No other compensation of any kind will or may be paid by the company.

Item No. 9 on Proxy:

    That the shareholders assembled in person and by proxy, recommend 1.) that all future non-employee directors not be granted any company paid or financed pension benefits and 2.) current non-employee directors voluntarily relinquish their pension benefits.

Item No. 10 on Proxy:

    That the shareholders of the Company assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to tie all compensation paid or payable in the future by the Company to the factors of the growth of the Company's profit per share in the past years to account for 25% of total compensation paid in the next year; growth of the net asset value per share of the total issued and outstanding shares in the past year to account for 25% of the total compensation paid in the next year and the percentage of growth in the market price per share in the preceding year to account for 50% of total compensation paid in the next year.

    Item No. 11 on Proxy:

    That the shareholders recommend that the Board of Directors adopt a policy against entering into future agreements with officers and directors of the company which provide any compensation contingent upon a change of control of the company, unless such compensation agreements are submitted in toto to a vote of the shareholders and approved by a majority of shares present and voting on the issue, and that the Board of Directors take this resolution as it is the sense of the shareholders that any such existing agreements be terminated at the earliest practicable date.

Item No. 12 on Proxy:

    That each year the Company fully disclose each year in the proxy, any transaction between the Company and any Officer or Director of the Company exceeding one hundred (100) dollars of value and adopt a policy to not present or propose any individual for service as a Director who in the previous year had transactions with the Company exceeding one hundred thousand (100,000) dollars of value.

Item No. 13 on Proxy:

    That no director currently serving shall be presented for re-election (and that the Board of Directors shall adopt a policy that no individual shall be proposed for a election as a Director) that has not purchased on the open market a minimum of 1,000 shares of the common stock of the Corporation.


OBJECTIONS TO THE PROPOSALS

    The Board of Directors considers the Bagley Proposal represented as Proxy Item No. 4 to be indicative of the entire group of proposals -- that is, ill conceived. This Bagley Proposal would have the Company repurchase 6,000,000 of its shares in the open market within a period of 12 months. If this proposal were implemented at, for example, an average share repurchase price of $25, the cost to the Company would be $150 million. Since the Company had only approximately $70 million in cash at the end of 1996, the proposal would require the Company to borrow in excess of $80 million in order to repurchase all of the 6,000,000 shares. After completing the repurchase, the Company would then be required to seek funds elsewhere to support operations, fund future growth and to service the new debt forced upon the Company by compliance with the Bagley Proposals. Presumably the only other source of funds available to the Company for this purpose would be the proceeds from a sale of its Common Stock or some other form of equity. Thus, this Bagley Proposal could require the Company to sell stock in order to repurchase stock -- not a very sensible thing to do.

    The Board has long recognized that there may be circumstances in which the repurchase of its shares of Common Stock is warranted. It is for that reason that the Board adopted a share repurchase plan in 1994, which reads as follows:

    RESOLVED, that [Dallas Semiconductor Corporation] may repurchase up to 500,000 shares of its Common Stock, $0.02 par value per share, such repurchases to be effected from time to time on the New York Stock Exchange as determined by the officers of the Corporation, in accordance with the terms of applicable federal and state securities laws and regulations.

As of December 29, 1996, the Company had repurchased 215,900 shares of its Common Stock pursuant to this policy at a cumulative average price of $15.96, at a cost totaling $3,446,000. The Company will continue to repurchase shares pursuant to this policy when and if it appears prudent to do so.

    The Bagley Proposals embodied in Proxy Items Nos. 5 - 13 all deal with compensation issues, benefits or qualifications of officers and directors. The Board of Directors opposes these proposals for each of several reasons. First, all existing compensation and benefits of the Company's officers and directors are governed by plans which were carefully prepared and submitted to the stockholders for approval. These plans include the Company's Officer and Key Employee

Compensation Plan, Executive Bonus Plan, the Company's 1984 Stock Option Plan, 1987 Stock Option Plan and 1993 Officer & Director Stock Option Plan (the "Plans"). The Plans have received the support of the stockholders over the past 9 years and have been approved in one form or another on 8 different occasions. The Plans are structured to provide a mix of long-term and short-term incentives and are designed to emphasize the importance of increasing stockholder value over the long term by aligning further the interests of directors and stockholders. All incentive stock options are designed to motivate the holder to increase the value of the Company and contain other provisions standard to the semiconductor industry. Between 1987 and the end of the Company's 1996 fiscal year, the Company has produced over $475 million in stockholder value through stock price appreciation. During the same period stockholder equity has grown by over $200 million, and during the same period the Company's revenue and earnings have enjoyed an annual compounded rate of growth in excess of 25%.

    Apparently Bagley Proposal Item 11 complains of a provision in the Company's 1993 Officer & Director Stock Option Plan providing that stock options granted under that Plan are subject to accelerated vesting in the event of a "change of control" of the Company. This is a typical provision found in many corporate plans and was approved by the stockholders of the Company at its Annual Meeting in April of 1994. Among other things, this provision creates an incentive or eliminates a disincentive for officers and directors to maximize value for stockholders when considering an extraordinary transaction -- most notably, a tender offer or other acquisition proposal which contemplates a change in control of the Company. Second, the Compensation Committee of the Board, composed of outside Directors, is responsible for administering these Plans. Third, both the Plans and their administration by the Compensation Committee are believed by the Board as a whole to be fair, reasonable and effective. Neither the Board nor the management of the Company can change these Plans. Any changes to these Plans must be submitted to and approved by the stockholders. Fourth, these Bagley Proposals, should they be implemented, would hamper the Company in obtaining, retaining and motivating the highly talented, capable, knowledgeable and experienced people essential to good management and Company performance. Companies with which the Company competes are not hobbled by the restraints which would result from implementing these Bagley Proposals.

    The Board of Directors also oppose Bagley Proposals Items 4 through 13 for the following additional reasons:

    In addition to requiring the Company to incur massive and crippling debt and, in all likelihood, to sell stock, Bagley Proposal Item 4 would require the Board of Directors to attempt to outguess market performance of its stock over the course of the next 12 months. If, for example, the Company waited to buy, expecting a better price, it could find itself required to purchase 6,000,000 shares over a compressed period of time -- in theory, in one day. If it did not wait, the Company could find itself purchasing shares at increasingly new highs of its stock -- hardly a prudent decision in either case. In any event, if the repurchases were made equally over a period of 12 months, the result would be a purchase of over 25,000 shares per day, equaling approximately 25% of the average trading volume of the Company's stock during 1996. The artificial activity created by Bagley Proposal Item 4 would harm the Company and be contrary to the best interests of the stockholders. Given that the Company operates in a cyclical, capital intensive industry, the Board believes the buy-back proposal is fundamentally ill conceived and irresponsible. The Company has had a longstanding policy of retaining adequate cash balances to support its capital requirements and strongly believes that that policy is sound and should be continued.

    A "stock option grant exercised on the date hereof," as contemplated in the Bagley Proposal submitted as Proxy Item No. 5, has already been exercised and cannot be exercised again. If the proposal means that a "stock option grant unexercised on the date hereof," that option cannot be "exercisable ... only after ... three (3) years from the date of exercise." It would appear impossible to implement Stockholder Proposal Item 5. The stockholders should know that all options vest in installments over a minimum period of four years and may not be exercised until vested. All stock options granted by the Company are governed by plans containing terms and conditions standard in the industry and which have received stockholder approval. Proxy Item No. 5 would impair the intended purpose of the plans, diminish the value of the options and result in a severe competitive disadvantage for retaining and attracting qualified personnel.

    The Bagley Proposal constituting Proxy Item No. 6 would apparently make an option unexercisable because of some event which might occur as long as 90 days after the option was exercised and some other event which might occur as long as 15 months after the option was exercised. One result of implementing this proposal would be to make options permanently unexercisable, since no one can know what might happen 90 days or 15 months later. If an option could be and was exercised, the Company would have to try to reverse the exercise (get back the stock and pay back the money) as long as 15 months after the exercise.
Both alternatives would make the options worthless, and the second would be costly, impractical and perhaps impossible. Under the Company's stock option plans, each option's exercise price is 100% of the market price of the

Company's Common Stock on the date of grant. Thus, for the option to be of value to the employee, the market price of the Common Stock must increase over the market price on the date of the grant. To suggest that an employee who has earned the benefits of an option may have the benefits eradicated due to an unforeseeable future event makes no sense. A stock option serves to link directly the financial interests of key employees with those of the stockholders, which helps to focus employee attention on the strategies and actions needed to create and enhance value for stockholders over the long term. Modifying this program, as proposed, would, in the Board's view, weaken this link and, therefore, not be in the stockholders' interest. The Company adopted its first stock option plan in 1984 and, with approval of the stockholders, has adopted successor plans since that time. The Board believes that the vote of stockholders approving plans providing for grants of stock options demonstrates clearly that the Company's stockholders strongly support and endorse the making of grants in accordance with such plans.

    The Bagley Proposal submitted as Proxy Item No. 7 is difficult, if not impossible, to understand. Read literally, this garbled proposal would prevent anyone at the Company from receiving in one year any compensation ". . . paid by the most highly compensated officer, director or employee of Exxon in the previous year." Of course, no one at Exxon pays compensation to anyone at the Company. If the proposal means to say that no one at the Company should be paid more than the most highly compensated person in a similar position at Exxon, it would be equally ridiculous because of the difficulty of comparing positions in two very different companies and in discovering how much Exxon paid the most highly compensated person in each of those positions. If all this could be accomplished, it would make Company employees slaves to Exxon's compensation procedures and reduce the Board's responsibility to that of a mere mechanic. It would undoubtedly significantly increase the Company's employment costs as the Bagley Proposal would apply to every single employee from hourly workers to the most highly qualified personnel. To suggest that the Company's compensation practices mirror those of Exxon, a huge corporation with over 30,000 employees in the United States alone, is without any sense or logic. Executive Compensation is currently administered by the Compensation Committee, comprised only of outside Directors, in accordance with stockholder-approved plans. These plans are based on the achievement of performance targets such as individual performance, competitor pay practices and other relevant items. This Bagley Proposal would undermine the sensible provisions currently practiced by the Company.

    The Bagley Proposals embodied in Proxy Items Nos. 8 and 9 are apparently intended to punish the Company's four outside Directors. Paying directors in stock as proposed would subject them to immediate tax and deprive them of current value. The director would recognize taxable income and pay a tax based on the value of the stock in the year the stock was issued, but then have to wait as long as 9 years to have stock that could be sold. This is the equivalent of requiring a director to pay cash for a stock option that is not exercisable until the expiration of 9 years. To propose a holding period of 9 years for stock unless the Company's stock doubles is contrary to any standard accepted in the semiconductor or any other industry and, if implemented, would result in the Company's being unable to retain qualified Directors.

    The Company does not have any pension plans for any officer, director or employee that are assumed to exist by the Bagley Proposal submitted as Proxy Item No. 9.

    The Board of Directors considers any effort to tie compensation in the inflexible manner requested in the Bagley Proposal submitted as Proxy Item No. 10 to be unwise and unwarranted and, if approved, would significantly demotivate the Company's employees and be contrary to the long-term interest of all its stockholders. The Board has been and remains committed to long-term growth. Since the Company's initial public offering in 1987, it has realized a compounded 25% growth in both sales and earnings. Any compensation plan having its primary focus on short-term stock market return would be ill advised and dangerous to the long-term future of the Company. The Company does not want its employees dedicated to short-term results. The Company's Officer and Key Employee Compensation Plan, as amended to include the Company's Executive Bonus Plan approved by the Company's stockholders on April 26, 1994, is focused on the long-term performance of the Company and is structured to permit the Company to compensate its officers and key employees in a manner to enhance the employment, retention and motivation of those most directly responsible for the Company's success, including growth in earnings and assets. Any plan that would remove the exercise of judgment in balancing the several factors comprising compensation criteria is ill advised and could result in excessively high, as well as excessively low or even no, compensation.

    The Bagley Proposal submitted as Proxy Item No. 11 would suggest taking an action to prohibit a future action. No such proposal is justified and it would interfere with the exercise of the judgment of the Board of Directors and the loyalty and commitment of its key employees in the future. Implementation of such proposal could well hamper the ability of the Board to retain its key management in circumstances in which their retention is most critical and establish an artificial impediment to the evaluation and consideration of an opportunity for the stockholders.
The Company does not have an employment agreement with any of its officers or directors, has no "poison pill" to thwart a "take-over," or any "golden" or "platinum" "parachutes" with its employees. The wholesale prohibition contemplated by this Bagley Proposal is infinitely unwise and should not be approved.

    With respect to the Bagley Proposal represented by Proxy Item No. 12, the Company complies fully with the requirements of the Securities and Exchange Commission in connection with related-party and affiliation disclosures required in the proxy statement.

    The Bagley Proposal submitted as Proxy Item No. 13 is moot and is unnecessary since it is already the policy of the Company for each Director to own at least 1,000 shares of the Company's Common Stock. Further, how or when the shares are acquired or disposed of by the Directors is up to them. At present, each Director owns at least 1,000 shares of the Company's stock.

 FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
                           PROXY ITEMS NOS. 4 - 13.

    The proponents of the Bagley Proposals, all of whom represented that they were holders of the Company's stock when the proposals were submitted, state that they intend to present them at the Company's Annual Meeting. If the proponents meet the requirements for presenting the Proposals and if properly presented, the stockholders will have the opportunity to vote on each proposal. The name and address of each stockholder submitting the Proposals, together with the number of shares of the Company's Common Stock held by each, will be furnished by the Company, either orally or in writing as requested, promptly upon receipt of any oral or written request therefor. Requests to the Company should be directed to the Corporate Secretary.


                        STOCKHOLDER PROPOSALS - GENERAL

    Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the next annual meeting of stockholders of the Company scheduled to be held in April 1998 must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth on the first page of this statement no later than the close of business on November 2, 1997. The Company's By-laws also require that the Company be given notice of all proposals and nominees to be presented by stockholders at an annual meeting at least 90 days in advance of the meeting.

                         COMPLIANCE WITH SECTION 16(A)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Securities and Exchange Commission pursuant to Section 16(a).

    The Company believes that during fiscal year 1996, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its directors and officers and copies of the forms furnished to the Company.

                                 OTHER MATTERS

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and
employees of the Company.   The Company has engaged D. F. King & Co. to assist
in the solicitation of proxies at a cost of $7,000 plus certain expenses. Arrangements have also been made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

    All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

    The information contained in Items 7 and 8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996 is hereby incorporated by reference. The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 29, 1996, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any stockholder (including any beneficial owner) upon written request to Alan P. Hale, Vice President- Finance, 4401 South Beltwood Parkway, Dallas, Texas 75244-3292. A copy of the exhibits to such report will be furnished to any stockholder upon written request therefor and payment of a nominal fee.


               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

    The Board is not aware of any matters to come before the meeting other than those specified in the attached Notice of the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


                                VOTE OF PROXIES

    All shares represented by duly executed proxies will be voted FOR the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. If for any unforeseen reason any of such nominees should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate or candidates as may be nominated by the Board of Directors. With respect to the proposal to approve the appointment of Ernst & Young LLP as the Company's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to approve Ernst & Young LLP as the Company's independent accountants. With respect to the proposals identified as items Nos. 4 - 13 on the proxy, all such shares will be voted for or against, or not voted, as specified on each proxy. IF NO CHOICE IS INDICATED, A PROXY WILL BE VOTED AGAINST EACH OF PROPOSALS 4 - 13.

                                                                           PROXY

                        DALLAS SEMICONDUCTOR CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints C.V. Prothro and Chao C. Mai, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting to be held on April 22, 1997, or any adjournment(s) thereof.

       THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON ITEM NO. 3. THIS PROXY WILL BE VOTED AGAINST PROPOSALS 4 THROUGH 13. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT DATED MARCH 3, 1997.

                            (CONTINUED ON REVERSE SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                         your votes
                                                         as indicated    [X]
                                                         in this example

        FOR all
       nominees        WITHHOLD
     listed to the    AUTHORITY
  1.    right       to vote for all    C.V. Prothro, Chao C. Mai, Michael L. Bolan, Richard        8.  FOR   AGAINST  ABSTAIN
      (Except as       nominees        L. King, M.D. Sampels, Carmelo J. Santoro, E.R.                 [ ]     [ ]      [ ]
        marked     listed at right     Zurnwalt, Jr.
        for the
       contrary)
                                       (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
          [ ]           [ ]            INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE
                                       LINE BELOW.)
                                                                                                  9.   FOR   AGAINST  ABSTAIN
                                                                                                       [ ]     [ ]      [ ]


                                     ---------------------------------------------------------
  2.      FOR     AGAINST  ABSTAIN   4.   FOR   AGAINST  ABSTAIN    6.   FOR   AGAINST ABSTAIN   10.   FOR   AGAINST  ABSTAIN
          [ ]       [ ]     [ ]           [ ]     [ ]      [ ]           [ ]     [ ]     [ ]           [ ]     [ ]      [ ]

  3.      FOR     AGAINST  ABSTAIN   5.   FOR   AGAINST  ABSTAIN    7.   FOR   AGAINST ABSTAIN   11.   FOR   AGAINST  ABSTAIN
          [ ]       [ ]     [ ]           [ ]     [ ]      [ ]           [ ]     [ ]     [ ]           [ ]     [ ]      [ ]

                                                                                                 12.   FOR   AGAINST  ABSTAIN
                                                                                                       [ ]     [ ]      [ ]

                                                                                                 13.   FOR   AGAINST  ABSTAIN
                                                                                                       [ ]     [ ]      [ ]

                                                                                      NOTE:  SEE BELOW FOR CORRESPONDING
                                                                                      PROPOSALS.





Signature
         -----------------------------------------
Signature
         -----------------------------------------
Date
    ----------------------------------------------

Please date this proxy and sign your name exactly as it appears hereon. When there is more then one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

            PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ABOVE

1. ELECTION OF DIRECTORS

2. PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR.

3. IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS AND WILL VOTE AGAINST THE FOLLOWING STOCKHOLDER PROPOSALS (UNLESS OTHERWISE DIRECTED); FOR A FULL DISCUSSION, PLEASE SEE "CERTAIN STOCKHOLDER PROPOSALS" IN THE ACCOMPANYING PROXY STATEMENT.

4. STOCKHOLDER PROPOSAL THAT THE BOARD OF DIRECTORS INSTITUTE WITHIN THREE (3) MONTHS HEREOF. A SHARE REPURCHASE PLAN TO REPURCHASE AT LEAST SIX (6) MILLION OF THE SHARES OF THE COMPANY'S COMMON STOCK ON THE PUBLIC MARKET WITHIN THE NEXT (12) MONTHS.

5. STOCKHOLDER PROPOSAL THAT THE BOARD OF DIRECTORS OF THE COMPANY IMMEDIATELY TAKE ALL STEPS NECESSARY TO MODIFY ALL EXISTING COMPANY STOCK OPTION PLANS EMPOWERING THE GRANT OF ANY OPTIONS TO PURCHASE SHARES OF ANY CLASS OF STOCK TO ANY INDIVIDUAL OR ENTITY TO PROVIDE THAT ANY STOCK OPTION GRANT EXERCISED ON THE DATE HEREOF SHALL ONLY BE EXERCISABLE THEREAFTER BY THE GRANTEE THEREOF UNDER ANY CONDITION ONLY AFTER THE EXPIRATION OF A CALENDAR PERIOD OF THREE (3) YEARS FROM THE DATE OF THE EXERCISE OF THE OPTION AND THAT ANY FUTURE STOCK OPTION PLAN REQUIRE A HOLDING PERIOD OF AT LEAST THREE (3) YEARS BY ANY GRANTEE FOLLOWING EXERCISE OF ANY SUCH FUTURE OPTION GRANT.

6. STOCKHOLDER PROPOSAL THAT THE BOARD OF DIRECTORS OF THE COMPANY IMMEDIATELY TAKE ALL STEPS NECESSARY TO MODIFY ALL CURRENTLY EXISTING COMPANY STOCK OPTION PLANS AND TO ADOPT A POLICY STATEMENT AS TO FUTURE SUCH PLANS TO PROVIDE THAT ALL ISSUED OPTION GRANTS UNEXERCISED AS OF THE DATE HEREOF BECOME UNEXERCISABLE. IF NOT EXERCISED BY THE GRANTEE THEREOF AT LEAST NINETY (90) DAYS PRIOR TO THE FIRST PUBLIC ANNOUNCEMENT OF ANY OFFER TO PURCHASE THE COMPANY ENTIRELY OR AT LEAST A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES THEREOF PROVIDED ONLY THAT ANY SUCH FUTURE ACQUISITION OR SHARE PURCHASE SO COMPLETED OR AGREED TO UPON THE ORIGINALLY ANNOUNCED OR BETTER TERMS WITHIN A PERIOD OF FIFTEEN MONTHS FROM THE DATE OF THE ORIGINAL ANNOUNCEMENT.

7. STOCKHOLDER PROPOSAL THAT IN NO CALENDAR YEAR SHALL THE CHAIRMAN, PRESIDENT OR CHIEF EXECUTIVE OFFICER OR ANY OTHER OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY RECEIVE A SALARY, BONUS, OR ANY OTHER FORM OF COMPENSATION, ANY AMOUNT OF SIMILAR COMPENSATION PAID IN THE PRECEDING CALENDAR YEAR BY THE MOST HIGHLY COMPENSATED OFFICER, DIRECTOR, OR EMPLOYEE OF EXXON CORPORATION.

8. STOCKHOLDER PROPOSAL THAT BEGINNING ON THE EARLIEST POSSIBLE FIXED YEAR OF THE COMPANY, ALL NON-EMPLOYEE MEMBERS OF THE BOARD OF DIRECTORS TOTAL COMPENSATION WILL BE SOLELY IN SHARES OF DALLAS SEMICONDUCTOR CORPORATION COMMON STOCK EACH YEAR, AND ALL SUCH SHARES OF STOCK SHALL HAVE A HOLDING PERIOD OF 9 YEARS OR A 100% STOCK MARKET PRICE APPRECIATION FROM THE DATE OF ISSUANCE BEFORE A PERMITTED SALE. NO OTHER COMPENSATION OF ANY KIND WILL OR MAY BE PAID BY THE COMPANY.

9. STOCKHOLDER PROPOSAL THAT THE SHAREHOLDERS ASSEMBLED IN PERSON AND BY PROXY, RECOMMEND 1.) THAT ALL FUTURE NON-EMPLOYEE DIRECTORS NOT BE GRANTED ANY COMPANY PAID OR FINANCED PENSION BENEFITS AND 2.) CURRENT NON-EMPLOYEE DIRECTORS VOLUNTARILY RELINQUISH THEIR PENSION BENEFITS.

10. STOCKHOLDER PROPOSAL THAT THE SHAREHOLDERS OF THE COMPANY ASSEMBLED IN ANNUAL MEETING IN PERSON AND BY PROXY, HEREBY REQUEST THE BOARD OF DIRECTORS TO TAKE THE STEPS NECESSARY TO TIE ALL COMPENSATION PAID OR PAYABLE IN THE FUTURE BY THE COMPANY TO THE FACTORS OF THE GROWTH OF THE COMPANY'S PROFIT PER SHARE IN THE PAST YEARS TO ACCOUNT FOR 25% OF TOTAL COMPENSATION PAID IN THE NEXT YEAR; GROWTH OF THE NET ASSET VALUE PER SHARE OF THE TOTAL ISSUED AND OUTSTANDING SHARES IN THE PAST YEAR TO ACCOUNT FOR 25% OF THE TOTAL COMPENSATION PAID IN THE NEXT YEAR AND THE PERCENTAGE OF GROWTH IN THE MARKET PRICE PER SHARE IN THE PRECEDING YEAR TO ACCOUNT FOR 50% OF TOTAL COMPENSATION PAID IN THE NEXT YEAR.

11. STOCKHOLDER PROPOSAL THAT THE SHAREHOLDERS RECOMMEND THAT THE BOARD OF DIRECTORS ADOPT A POLICY AGAINST ENTERING INTO FUTURE AGREEMENTS WITH OFFICERS AND DIRECTORS OF THE COMPANY WHICH PROVIDE ANY COMPENSATION CONTINGENT UPON A CHANGE OF CONTROL OF THE COMPANY, UNLESS SUCH COMPENSATION AGREEMENTS ARE SUBMITTED IN TOTO TO A VOTE OF THE SHAREHOLDERS AND APPROVED BY A MAJORITY OF SHARES PRESENT AND VOTING ON THE ISSUE, AND THAT THE BOARD OF DIRECTORS TAKE THE RESOLUTION AS ITS THE SENSE OF THE SHAREHOLDERS THAT ANY SUCH EXISTING AGREEMENTS BE TERMINATED AT THE EARLIEST PRACTICABLE DATE.

12. STOCKHOLDER PROPOSAL THAT EACH YEAR THE COMPANY FULLY DISCLOSE EACH YEAR IN THE PROXY, ANY TRANSACTION BETWEEN THE COMPANY AND ANY OFFICER OR DIRECTOR OF THE COMPANY EXCEEDING ONE HUNDRED (100) DOLLARS OF VALUE AND ADOPT A POLICY TO NOT PRESENT OR PROPOSE ANY INDIVIDUAL FOR SERVICE AS A DIRECTOR WHO IN THE PREVIOUS YEAR HAD TRANSACTIONS WITH THE COMPANY EXCEEDING ONE HUNDRED THOUSAND (100,000) DOLLARS OF VALUE.

13. STOCKHOLDER PROPOSAL THAT NO DIRECTOR CURRENTLY SERVING SHALL BE PRESENTED FOR RE-ELECTION (AND THAT THE BOARD OF DIRECTORS SHALL ADOPT A POLICY THAT NO INDIVIDUAL SHALL BE PROPOSED FOR ELECTION AS A DIRECTOR) THAT HAS NOT PURCHASED ON THE OPEN MARKET A MINIMUM OF 1,000 SHARES OF THE COMMON STOCK OF THE CORPORATION.